UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

DYNAMIC VENTURES CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-163913	46-0521574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8776 E Shea Blvd, Suite B3A-615
Scottsdale, AZ 85260
 (Address of principal executive offices)

(480) 968-0207
(Registrant’s telephone number, including area code)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 28, 2013, Dynamic Ventures Corp., a Delaware Corporation (the “Company”) and Bundled Builders Solutions, Inc., a Delaware corporation (“Guarantor”) entered into the Fourth Amendment to Securities Purchase Agreement (the “Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (the “Buyer”). In accordance with the terms of the Agreement, the Buyer advanced a principal amount of $350,000 to the Company and the Company issued to the Buyer a Combined, Amended and Restated Senior Secured Redeemable Debenture in the principal aggregate amount of $1,120,833.33 (the “New Debenture”).  The New Debenture combines, amends, restates and supersedes that certain Senior Secured Redeemable Debenture issued as of June 1, 2012 in the principal amount of 770,833.33, the Senior Secured Redeemable Debenture issued as of July 31, 2011 in the principal amount of $500,000 and the Senior Secured Redeemable Debenture issued as of April 30, 2012 in the principal amount of $750,000. The New Debenture bears interest at a rate of twelve percent (12%) per annum and matures on February 28, 2014 (the “Maturity Date”). Monthly payments of principal, interest and a redemption premium commence on the earlier of (i) ninety (90) days from the date of the Agreement; (ii) the date upon which the Company begins to receive revenues from the joint venture project being undertaken by the Company and Guarantor with Dr. Ross, LLP and J&J Construction Remodeling Inc.; or (iii) the date upon which the Company begins to take in revenues from any other projects or business opportunities being undertaken by the Company and/or the Guarantor. The Company has the right to redeem the New Debenture at any time, at its option, for an amount equal to the aggregate principal amount then outstanding, all accrued and unpaid interest, all costs and fees due and payable under the New Debenture and an eight percent (8%) premium. On the Maturity Date, the Company is obligated to redeem the New Debenture and pay a premium of eight percent (8%). The New Debenture is secured by a lien on all of the Company’s assets and guaranteed by Guarantor.

In connection with the Agreement, the Company has agreed to issue certain shares of Common stock to Buyer and has agreed to redeem certain of such shares of Common Stock, in a manner that, through such redemptions or sales of such shares by Buyer, would ultimately allow Buyer to realize past due advisory fees owed by the Company which remain outstanding in the amount of $492,402.37.

In consideration of the Buyer’s agreement to continue to fund the Company’s and Guarantor’s business and operations, commencing on the date in which the New Debenture is paid in full, and for one (1) year thereafter, the Company and the Guarantor shall pay to Buyer an amount equal to twelve and one-half percent (12.5%) of the consolidated gross revenues of the Company and the Guarantor.

Additionally, pursuant to the Agreement, until those certain obligations of the Company and Guarantor owed to the Buyer (the “Obligations”) are satisfied, the $350,000 additional principal amount advanced pursuant to the New Debenture, as well as all revenues, receipts, receivables, accounts, collections or any other funds at any time received or receivable by the Company or the Guarantor, or otherwise owing to the Company or the Guarantor, in connection with its business, operations or from any other source (the “Receipts”) shall be deposited into an account in Buyer’s name at a financial institution acceptable to Buyer (the “Restricted Account”).   The increased principal amount as well as all payments received into the Restricted Account, whether in respect of Receipts or otherwise, shall be applied by Buyer from time to time, at Buyer’s sole discretion, to all of the Company’s obligations and all other sums due and payable by the Company and/or Guarantor to Buyer including sums for past due interest and the redemption premium outlined in the Agreement.  Further, until the Obligations due and owing by the Company and/or Guarantor to the Buyer have been satisfied, the Buyer shall have the right to approve actions of the Company and the Guarantor related to its business operations.

The foregoing summary description of the terms and conditions of the Agreement and New Debenture do not purport to be complete and are qualified in their entirety by reference to such Agreement and New Debenture which are filed herewith as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As more fully described in Item 1.01 above, the New Debenture was issued by the Company in order to raise funds for operating capital.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 is incorporated herein by reference thereto.

The offer and sale of the New Debenture and the issuance of certain shares of Common Stock to Buyer at the closing will not be registered under the Securities Act at the time of sale, and therefore none of such securities may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act, based on the Company’s belief that the offer and sale of the securities has not and will not involve a public offering.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) – (c)
N/A

(d) Exhibits.

4.1	Amended and Restated Senior Secured Redeemable Debenture*
1110.1	Fourth Amendment To Securities Purchase Agreement*

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC VENTURES CORP.

Dated: March 7, 2013	By:	/s/ Paul Kalkbrenner
Paul Kalkbrenner
Chief Executive Officer and President

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